EXHIBIT 10.18

P. H. GLATFELTER COMPANY

Restricted Stock Unit Award Certificate

______________________________________________________________________________

Award Number: 2017-RSU-01                   Award Date:January 6, 2017

Number of Restricted Stock Units: 26,716                   Vesting Date:January 6, 2022

THIS CERTIFIES THAT P. H. Glatfelter Company, a Pennsylvania corporation (the “Company”) has on the Award Date specified above granted to:

Timothy R. Hess

(the “Participant”) an award (the “Award”) to receive that number of Restricted Stock Units (the “RSUs”) indicated above as “Number of Restricted Stock Units,” each RSU representing the right to receive one share of the Company’s common stock, $.01 par value per share (the “Common Stock”), subject to certain restrictions and on the terms and conditions contained in this Award Certificate and the Company’s Amended and Restated Long-Term Incentive Plan, as amended effective February 26, 2015 (the “Plan”). In the event of any conflict between the terms of the Plan and this Award Certificate, the terms of the Plan will prevail. Any capitalized terms not defined herein will have the meaning set forth in the Plan.

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1.	Rights of the Participant with Respect to the Restricted Stock Units.

(a) No Shareholder Rights. The RSUs granted under this Award do not and will not entitle the Participant to any rights of a holder of Common Stock. The rights of the Participant with respect to the RSUs will remain forfeitable at all times prior to the date on which the rights become vested, according to Section 2, 3 or 4.

(b)Dividend Equivalents. During the period from the Award Date to the issue of shares of Common Stock according to Section 1(c), the Participant will be credited with deemed dividends (a “Deemed Dividend”) in an amount equal to each cash dividend payable after the Award Date, just as though the Participant, on the record date for payment of the dividend, had been the holder of record of shares of Common Stock equal to the number of RSUs represented by this Award Certificate. The Deemed Dividends will be converted to additional RSUs, rounded down to the nearest whole number, by dividing the Deemed Dividends by the Fair Market Value of one share of Common Stock on the date the cash dividend to which it relates is paid. The Company will establish a bookkeeping account to account

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for the Deemed Dividends and additional RSUs to be credited to the Participant. The additional RSUs represented by Deemed Dividends are subject to the same vesting requirements as the Award.

(c)Conversion of Restricted Stock Units; Issuance of Common Stock. No shares of Common Stock will be issued to the Participant prior to the date on which the RSUs vest, in accordance with Section 2, 3 or 4. Neither this Section 1(c) nor any action taken according to this section will be construed to create a trust of any kind. After vesting takes place according to Section 2, 3 or 4, the Company will cause to be issued as soon as practicably possible, but no later than thirty (30) days following the date of vesting (subject to section 6(a)), in book-entry form, registered in the Participant’s name or in the name of the Participant’s legal representatives, beneficiaries or heirs, as the case may be, in payment for such RSUs that number of shares of Common Stock equal to the number of vested RSUs.

2.Vesting. 100% of the total amount of RSUs awarded will vest on January 6, 2022, provided the Participant remains continuously employed by the Company until the vesting date, unless vesting is accelerated due to a Separation of Service for any reason other than poor performance or Cause according to Section 4(a), accelerated due to death or Disability according to Section 4(b), or pro-rated upon a voluntary Retirement according to Section 4(c). Except as provided in Sections 3 or 4, if the Participant should, prior to January 6, 2022, have a Separation from Service, the RSUs will, upon the occurrence of the event, be forfeited and no shares of common stock will be issued to the Participant.

3.Early Vesting upon Separation following Change in Control. Notwithstanding the vesting provision contained in Section 2, but subject to the other terms and conditions set forth , including Section 7, and provided that the Participant is employed by the Company immediately prior to a Change in Control, as hereinafter defined, in the event of the Participant’s (i) involuntary Separation from Service by the Company other than for Cause or (ii) voluntary Separation from Service for Good Reason following a Change in Control, all of the RSUs will become immediately and unconditionally vested.

4.	Forfeiture or Early Vesting upon Separation from Service.

(a)Separation from Service Generally. If, prior to vesting of the RSUs according to Section 2, the Participant has an involuntary Separation from Service from the Company or any of its subsidiaries for any reason other than poor performance or Cause, all of the RSUs will become immediately and unconditionally vested.  If, prior to vesting of the RSUs according to Section 2, the Participant voluntarily terminates his employment with the Company, then any unvested RSUs will be immediately and irrevocably forfeited. Notwithstanding paragraph 4(c), if the Participant has an involuntary Separation from Service for reasons other than poor performance or Cause and is eligible for Retirement as defined herein, this paragraph 4(a) will apply, and all of the RSUs will become immediately and unconditionally vested.

(b)Death or Disability. Provided that the Participant is employed by the Company immediately prior to such event, upon the Separation from Service due to death of the Participant, or the termination of service of the Participant due to Disability (whether or not a Separation from Service), then all unvested RSUs will accelerate and become fully vested, and the restrictions and conditions on such RSUs will immediately lapse. In accordance with the payment provisions of Section 7(d) of the Plan (subject to Section 6), the Company will cause to be issued, in book-entry form, registered in the Participant’s name or in the name of the Participant’s legal representatives, beneficiaries or heirs, as the case may be, in payment for the vested RSUs that number of shares of Common Stock equal to the number of vested RSUs.

(c)Vesting upon Retirement. In the event of the Participant’s voluntary Retirement prior to the Vesting Date, an amount of unvested RSUs will vest equal to a percentage, the numerator of which equals the number of days that have elapsed as of the date in the applicable restriction period on which

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Retirement commenced, and the denominator of which equals the total number of days in such applicable restriction period, rounded down to the nearest whole Share.  Restrictions on all vested RSUs will lapse on the Vesting Date and be paid out according to the payment provisions set forth in Section 7(d) of the Plan.

5.Restriction on Transfer. The RSUs and any rights under the Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Participant, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition of RSUs or other rights under the Award will be void and unenforceable against the Company and will result in the immediate forfeiture of such RSUs and rights. Notwithstanding the foregoing, the Participant may, in the manner established by the Compensation Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any shares of Common Stock issued or any cash paid with respect to the RSUs upon the death of the Participant.

6.Tax Matters; Compliance with Code section 409A.

(a)Distributions of Common Stock in payment for RSUs as described herein which represent a “deferral of compensation” within the meaning of Code section 409A will conform to the applicable requirements of Code section 409A including, without limitation, the requirement that a distribution to a Participant who is a “specified employee” within the meaning of Code section 409A(a)(2)(B)(i) which is made on account of the specified employee’s Separation from Service will not be made before the date which is six (6) months after the date of Separation from Service. However, distributions as aforesaid will not be determined to be a “deferral of compensation” subject to Code section 409A to the extent provided in the exception in Treasury Regulation Section 1.409A-1(b)(4) for short-term deferrals.

(b)In order to comply with all applicable federal, state and local tax laws or regulations, the Company may take such actions as it deems appropriate to ensure that all applicable federal, state and local payroll, withholding, income or other taxes are withheld or collected from the Participant.

(c)In accordance with the terms of the Plan, and such rules as may be adopted by the Compensation Committee under the Plan, the Participant may elect to satisfy the Participant’s federal, state and local tax withholding obligations arising from the receipt of, the vesting of or the lapse of restrictions relating to, the RSUs, by (i) delivering cash, check or money order payable to the Company, or (ii) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered having a Fair Market Value equal to the amount of such taxes. The Company will not deliver any fractional share of Common Stock but will instead round down to the next full number the amount of shares of Common Stock to be delivered. The Participant’s election must be made on or before the date that any such withholding obligation with respect to the RSUs arises. If the Participant fails to timely make such an election, the Company will have the right to withhold a portion of the shares of Common Stock otherwise to be delivered having a Fair Market Value equal to the amount of such taxes.

7.Change in Control; Value Restoration Payment. In the event of a Change in Control in which the Company’s stock is no longer the stock of the surviving entity, the Company will cause the surviving entity to issue replacement RSUs (“Replacement RSUs”). The number of Replacement RSUs to be issued will be calculated based on the fair market value of the Company’s Common Stock at the date of the Change in Control divided by the fair market value of the surviving entity’s common stock on such date. If such replacement RSUs are not issued for any reason, or if the common stock of the surviving entity is not publicly traded at the date of the Change in Control, then, notwithstanding the provisions of Section 3, all RSUs will vest in full upon the occurrence of the Change in Control.

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The terms and provisions of this Certificate will continue to apply to the Replacement RSUs when issued, including, without limitation, Section 3. In addition, the Participant will be entitled to receive, with respect to Replacement RSUs that vest on each vesting date a value restoration payment with respect to such Replacement RSUs (a “Value Restoration Payment”). The Value Restoration Payment will be equal to the difference between the fair market value of the surviving entity’s common stock on the date of the Change in Control and, if less, the fair market value of the surviving entity’s common stock on the date of vesting (including the date of accelerated full vesting, if applicable, in the event of termination as described in Section 3). For example, if the surviving entity’s common stock fair market value is $20.00 per share on the date of the Change in Control and is $15.00 per share on the date of vesting, the Participant will be entitled to receive a Value Restoration Payment equal to $5.00 per Replacement RSU with respect to each Replacement RSU vesting on such vesting date. Any such Value Restoration Payment will include interest (at the prime rate of interest of the Company’s principal bank in effect on the vesting date for the period between the date of the Change in Control and the applicable vesting date), and will be paid in cash within thirty (30) days after the applicable vesting date.

8.Miscellaneous.

(a)The Award does not confer on the Participant any right with respect to the continuance of any relationship with the Company or its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such relationship at any time.

(b)The Company will not be required to deliver any shares of Common Stock upon vesting or lapse of restrictions of any RSUs until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(c)An original record of the Award and all the terms thereof, executed by the Company, will be held on file by the Company. To the extent there is any conflict between the terms contained in the Award Certificate and the terms contained in the original record held by the Company, the terms of the original record held by the Company will control.

9.Definitions.

(a)“Board” will have the meaning set forth in the Plan.

(b)“Cause” will mean (i) an act or acts of personal dishonesty taken by the Participant and intended to result in substantial personal enrichment of the Participant at the expense of the Company, (ii) the Participant’s willful, deliberate and continued failure to substantially perform for the Company the normal material duties related to Participant’s job position which are not remedied in a reasonable period of time after receipt of written notice from the Company, (iii) violation by the Participant of any of the Company’s policies, including, but not limited to, policies regarding sexual harassment, insider trading, confidentiality, non-disclosure, non-competition, non-disparagement, substance abuse and conflicts of interest and any other written policy of the Company, which violation could result in the termination of the Participant’s employment; or (iv) the conviction of the Participant of a felony.

(c)“Change in Control.” will have the meaning set forth in the Plan.

(d)"Code" will mean the Internal Revenue Code of 1986, as amended.

(e)"Committee" will have the meaning set forth in the Plan.

(f)“Disability" will have the meaning set forth in the Plan.

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(g)"Fair Market Value” will have the meaning set forth in the Plan.

(h) “Good Reason” will mean “Good Reason” as defined in the Participant’s Change in Control Employment Agreement for those Participants subject to such agreement; otherwise, “Good Reason” will mean (i) a material diminution in the Participant’s base salary, or (ii) a material change in the geographic location at which the Participant must perform services (for this purpose, a requirement that the Participant’s services be performed at a location less than forty (40) miles from the location where the Participant previously performed services will not be considered a material change); provided that within ninety (90) days after the occurrence of any of the events listed in clauses (i) or (ii) above the Participant delivers written notice to the Company of his/her intention to terminate his/her employment for Good Reason specifying in reasonable detail the facts and circumstances deemed to give rise to the Participant’s right to terminate his/her employment for Good Reason and the Company will not have cured such facts and circumstances within thirty (30) days after delivery of such notice by the Participant to the Company (unless the Company will have waived its right to cure by written notice to the Participant) and provided further that the Participant in fact have a Separation from Service no later than thirty (30) days following the expiration of such thirty (30) day period.

i)“Retirement” will mean the retirement of an employee from employment with the Company and all affiliates on or after attaining age 65, or on or after attaining age 55 with a minimum of ten (10) years of service

(j)“Separation from Service” will have the meaning set forth in the Plan.

A copy of the Amended and Restated Long-Term Incentive Plan is attached to this Certificate.

P. H. GLATFELTER COMPANY

________/s/ William T. Yanavitch II___

William T. Yanavitch II

Senior Vice President, Human Resources and Administration

By my signature below, I hereby acknowledge receipt of this Award Certificate on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge that I reviewed the Plan and agree to conform to all of the terms and conditions of the Award Certificate and the Plan.

Signature: /s/ Timothy R. HessDate: January 6, 2017

Timothy R. Hess

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